                                                                    EXHIBIT 10.2

THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AND COLLATERAL AGREEMENT DATED FEBRUARY 29, 2000 (REFERRED TO HEREIN AS THE COLLATERAL SHARING AGREEMENT), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG ALTIVA FINANCIAL CORPORATION, VALUE PARTNERS, LTD., AS ORIGINAL PURCHASER OF CERTAIN CONVERTIBLE NOTES ISSUED BY ALTIVA AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE EXCHANGE AGREEMENT, AS DEFINED HEREIN.

               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

         This AMENDED AND RESTATED PLEDGE and SECURITY AGREEMENT, dated as of February 29, 2000 for reference purposes only (as amended, supplemented or otherwise modified from time to time, this "Pledge Agreement"), is entered into between ALTIVA FINANCIAL CORPORATION, a Delaware corporation (the "Borrower"), having its principal place of business at 1000 Parkwood Circle, Suite 600, Atlanta, Georgia 30339 and VALUE PARTNERS, LTD., a Texas limited partnership, having its principal place of business at 4514 Cole Avenue, Suite 808, Dallas, Texas 75205, as the initial purchaser (the "Initial Purchaser") of the Notes, as defined herein, issued pursuant to the Purchase Agreement, as defined herein, and any subsequent registered owners of the Notes sold, assigned or otherwise transferred in accordance with the Purchase Agreement and the Notes (who are referred to collectively as the "Noteholders"). All Exhibits attached hereto are by this reference incorporated herein.

                               W I T N E S S E T H

         WHEREAS, on August 31, 1999, the Borrower and the Initial Purchaser entered into that certain Secured Convertible Note Purchase Agreement (the "First Purchase Agreement"), which First Purchase Agreement is incorporated herein by reference, which provided for the loan by the Noteholders of $7,000,000.00 in the aggregate to be evidenced by the issuance by the Borrower of 12% Secured Convertible Notes due 2006 (the "First Notes") to the Initial Purchaser in the aggregate principal amount of $7,000,000.00; and

         WHEREAS, concurrently with the execution and delivery of the First Purchase Agreement, the Borrower issued the First Notes to the Initial Purchaser; and

         WHEREAS, in order to induce the Initial Purchaser to purchase the First Notes, on August 31, 1999 the Borrower entered into that certain Pledge and Security Agreement (the "First Pledge Agreement") pursuant to which the Borrower granted to the Initial Purchaser as agent for the account of the Noteholders (the "Agent") (a) a first priority lien and security interest in certain Collateral, as defined therein, and (b) a subordinated lien and security interest in certain collateral at that time pledged to and subject to the security interest of Greenwich Capital Financial Products, Inc., a Delaware corporation pursuant to that certain Pledge and

Security Agreement, dated April 17, 1997, which subordinated lien became a first priority lien and security interest on such date or dates of the Borrower's satisfaction of its indebtedness and obligations to Greenwich secured by such collateral; and

         WHEREAS, in order to induce the Initial Purchaser to purchase the Notes, the Borrower has agreed to grant to the Noteholders a first priority lien and security interest in the Textron Collateral, as defined herein, pledged by the Borrower to Textron Financial Corporation ("Textron") pursuant to the Textron Documents, as defined herein, and to deliver to the Collateral Agent on behalf of the Noteholders the Textron Collateral, together with appropriate endorsements in blank, within ten (10) Business Days of the date the security interest of Textron in the Textron Collateral is extinguished; and

         WHEREAS, on December 13, 1999 the Borrower and the Initial Purchaser entered into that certain Amendment #1 to the First Purchase Agreement (the "Second Purchase Agreement"), which Second Purchase Agreement is incorporated herein by reference, pursuant to which the parties agreed to increase the principal amount of 12% Secured Convertible Notes by $250,000.00; and

         WHEREAS, in order to induce the Initial Purchaser to purchase the note in the principal sum of $250,000.00 issued pursuant to the Second Purchase Agreement (the "Second Note"), the Borrower and the Initial Purchaser entered into that certain Amendment #1 to Pledge and Security Agreement, dated December 13, 1999 (the "Second Pledge Agreement"), pursuant to which the First Pledge Agreement was affirmed, amended, modified, confirmed, extended, renewed and increased to provide that the Second Note was subject to the pledge of Collateral granted to secure repayment of the First Note pursuant to the terms of the First Pledge Agreement; and

         WHEREAS, concurrently with the execution and delivery of the Second Purchase Agreement and the Second Pledge Agreement, the Borrower issued the Second Note to the Initial Purchaser; and

         WHEREAS, on or about December 31, 1999, the Borrower and the Initial Purchaser entered into that certain Amendment #2 to the First Purchase Agreement (the "Third Purchase Agreement"), pursuant to which the parties agreed to increase the principal amount of 12% Secured Convertible Notes by $1,750,000.00, of which $750,000.00 was funded on December 31, 1999 and $1,000,000.00 on January 5, 2000; and

         WHEREAS, to induce the Initial Purchaser to purchase the note in the principal sum of $1,750,000.00 (the "Third Note") issued pursuant to the Third Purchase Agreement, the Borrower and Initial Purchaser entered into that certain Amended and Restated Pledge and Security Agreement, dated for reference purposes only as of December 31, 1999 (the "Third Pledge Agreement"), pursuant to which the liens and rights granted in the First Pledge Agreement and the Second Pledge Agreement were affirmed, amended, modified, confirmed, extended, increased and renewed; and

         WHEREAS, concurrently with the execution and delivery of the Third Purchase Agreement and the Third Pledge Agreement, the Borrower issued the Third Note to the Initial Purchaser; and

         WHEREAS, in addition to the Collateral pledged to secure repayment in the First Pledge Agreement and the Second Pledge Agreement, the Borrower in the Third Pledge Agreement granted a first lien and security interest in the Pledged Shares, as defined herein, up to $2,000,000.00 aggregate principal amount of Notes purchased by the Initial Purchaser on or after December 30, 1999, consisting of the Third Note and an additional note or notes in the principal amount of $250,000.00, if issued; and

         WHEREAS, on February 2, 2000, the Borrower and the Initial Purchaser entered into Amendment #3 to the First Purchase Agreement (the "Fourth Purchase Agreement"), which Fourth Purchase Agreement is incorporated herein by reference, pursuant to which the parties agreed to increase the principal amount of 12% Secured Convertible Notes by $700,000.00; and

         WHEREAS, to induce the Initial Purchaser to purchase the note in the principal amount of $700,000.00 (the "Fourth Note") issued pursuant to the Fourth Purchase Agreement, the Borrower and the Initial Purchaser entered into Amendment #1 to the Amended and Restated Pledge and Security Agreement, dated for reference purposes only as of February 2, 2000 (the "Fourth Pledge Agreement"), pursuant to which the liens and rights granted in the First, Second and Third Pledge Agreements were affirmed, amended, modified, confirmed, increased and renewed, including an increase in the first lien and security interest in the Pledged Shares to $2,450,000.00 as additional security for the Third Note and Fourth Note; and

         WHEREAS, concurrently with the execution and delivery of the Fourth Purchase Agreement and the Fourth Pledge Agreement, the Borrower issued the Fourth Note to the Initial Purchaser; and

         WHEREAS, on February 11, 2000, the Borrower and the Initial Purchaser entered into Amendment #4 to the First Purchase Agreement (the "Fifth Purchase Agreement," and together with the First, Second, Third and Fourth Purchase Agreements, the "Prior Purchase Agreements"), which Fifth Purchase Agreement is incorporated herein by reference, pursuant to which the parties agreed to increase the principal amount of 12% Secured Convertible Notes by $300,000.00; and

         WHEREAS, to induce the Initial Purchaser to purchase the note in the principal amount of $300,000.00 (the "Fifth Note," and together with the First, Second, Third and Fourth Notes, the "Prior Notes") issued pursuant to the Fifth Purchase Agreement, the Borrower and the Initial Purchaser entered into Amendment #2 to the Amended and Restated Pledge and Security Agreement, dated for reference purposes only as of February 11, 2000 (the "Fifth Pledge Agreement"), pursuant to which the liens and rights granted in the First, Second, Third and Fourth Pledge Agreements (together with the Fifth Pledge Agreement, the "Prior Pledge Agreements") were affirmed, amended, modified, confirmed, increased and renewed, including an increase in the first lien and security interest in the Pledged Shares to $2,750,000.00 as additional security for the Third Note, the Fourth Note and the Fifth Note; and

         WHEREAS, concurrently with the execution and delivery of the Fifth Purchase Agreement and the Fifth Pledge Agreement, the Borrower issued the Fifth Note to the Initial Purchaser; and

         WHEREAS, on or about February 29, 2000, the Borrower and the Initial Purchaser entered into that certain Amended and Restated Secured Convertible Senior Note Purchase Agreement, (as amended, supplemented or otherwise modified from time to time the "Purchase Agreement"), which Purchase Agreement is incorporated herein by reference, which provides for the purchase by the Initial Purchaser of an Amended and Restated Note in the aggregate principal amount of $14,000,000.00 (the "Sixth Note"), in return for the surrender of the First Note, the Second Note, the Third Note, the Fourth Note and the Fifth Note, which had an aggregate principal amount of $1,000,000.00, and the payment of $4,000,000.00 by the Initial Purchaser to the Company; and

         WHEREAS, to induce the Initial Purchaser to purchase the Sixth Note, the Borrower has agreed to enter into this Pledge Agreement, dated for reference purposes only as of February 29, 2000, pursuant to which the liens and rights granted in the First Pledge Agreement, the Second Pledge Agreement, the Third Pledge Agreement, the Fourth Pledge Agreement and the Fifth Pledge Agreement are affirmed, amended, modified, confirmed, extended, reinstated, increased and renewed as set forth herein; and

         WHEREAS, pursuant to the Fifth Pledge Agreement, the first lien and security interest in the Pledged Shares was limited to up to $2,750,000.00 aggregate principal amount of Notes purchased by the Noteholders on or after December 30, 1999, which limitation is removed herein and the Pledged Shares shall be collateral as to all Notes; and

         WHEREAS, concurrently with the execution and delivery of the Purchase Agreement and this Pledge Agreement, the Borrower issued the Sixth Note to the Initial Purchaser; and

         WHEREAS, pursuant to this Pledge Agreement, all rights and interests of the Agent granted pursuant to the Prior Pledge Agreements are assigned to the Noteholders; and

         WHEREAS, on November 26, 1996 and in October 1997, the Borrower collectively issued $80,000,000.00 principal amount of 12 1/2% Senior Subordinated Notes Due 2001 to certain holders thereof, which notes subsequently were exchanged for $ 45,100,000.00 principal amount of 12 1/2% Subordinated Notes due 2001 (the "Existing Subordinated Notes") and 42,500 shares of Borrower's Series A Preferred Stock, par value $.01; and

         WHEREAS, as a condition to the Purchase Agreement, the Borrower shall enter into an Exchange Agreement (the "Exchange Agreement"), with the holders of not less than ninety-two percent (92%) of the Existing Subordinated Notes, pursuant to which notes exchanged for the

Existing Subordinated Notes shall be granted certain liens on the Collateral, as set forth herein; and

         WHEREAS, the Borrower, the Initial Purchaser, and the Collateral Agent, as agent for the Noteholders, the holders of the Replacement QIB Notes (as defined herein) and the holders of the Replacement Non-QIB Notes (as defined herein) have entered into the Collateral Sharing Agreement to set forth the interests of the respective parties thereto in the Collateral; and

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Noteholders hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Defined Terms. As used herein, the following terms shall have the following meanings:

         "Accounts" shall have such meaning as such term is defined in Article 9 of the UCC, and shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Borrower: (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing the Borrower (including, without limitation, any such obligation that might be characterized as an account, contract right, or general intangible under the UCC in effect in any jurisdiction) and all monies due to or to become due to the Borrower under all contracts for the sale, lease, or exchange of goods or other property (whether or not earned by performance on the part of the Borrower), in each case whether now in existence or hereafter arising or acquired, including, without limitation, the right to receive the proceeds thereof; (b) all rights of the Borrower to receive any payment of money or other form of consideration; (c) all security pledged, assigned or granted to or held by the Borrower to secure any of the foregoing; and (d) all guaranties of, or indemnifications with respect to, any of the foregoing.

         "Additional Collateral" means property acceptable to the registered holders of not less than a majority in aggregate principal amount of the Majority QIB Holders, then outstanding in writing, in their sole and absolute discretion.

         "Agent" shall have the meaning specified in the third recital paragraph hereof.

         "Borrower" shall have the meaning specified in the introductory paragraph hereof.

         "Business Day" means any day other than Saturday, Sunday or other day on which banking institutions in Atlanta, Georgia or New York, New York are authorized or required by law or executive order to be closed.

         "Certificates" means any security, chattel paper, certificated security or instrument, as from time to time amended, modified or supplemented, including the following: any Residual Interest Instrument, any Interest Only Instrument, the Senior Trust Certificate, the Pledged Shares and a Certificated Security as defined in Section 8-102 of the UCC.

         "Clearing Corporation" shall have the meaning given such term in
Section 8-102(a)(5) of the UCC.

         "Collateral" shall have the meaning specified in Section 2.1.

         "Collateral Agent" means United States Trust Company of New York, in its capacity as agent of the Noteholders for the purposes set forth in Section
2.2 hereof and as set forth in the Collateral Sharing Agreement, and any successors and assigns thereof under the Collateral Sharing Agreement.

         "Collateral Sharing Agreement" shall mean that certain Intercreditor and Collateral Sharing Agreement in the form attached hereto as Exhibit "A" and by this reference incorporated herein.

         "Default" has the meaning set forth in Article I of the Notes.

         "Delivery" means a delivery of Collateral to the Noteholders or the Collateral Agent (as the case may be) in accordance with this Pledge Agreement, including Section 2.2 hereof.

         "Event of Default" has the meaning set forth in Section 5.1 of the Notes.

         "Exchange Notes" means the Replacement QIB Notes and the Replacement Non-QIB Notes.

         "Exchange Pledge Agreements" means that certain Pledge and Security Agreement dated as of the date hereof pursuant to which the holders of the Replacement QIB Notes are granted a first lien in all Collateral (other than the Pledged Shares, in which a second lien is granted ) and that certain Pledge and Security Agreement dated as of the date hereof pursuant to which the holders of the Replacement Non-QIB Notes are granted a first lien in the Pledged Shares, each as governed by the Collateral Sharing Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

         "Governmental Authority" means any nation, government, state, or any political subdivision thereof, or any court, stock exchange, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Grantor Trust Right" means all rights of the Borrower, including the right to payments to the Borrower, in the Sale Agreement executed in relation to Mego Mortgage Home Loan Trust

1996-3, including, without limitation, the rights set forth in Section 4.05(b)(xvii) of such Sale Agreement.

         "Indebtedness" has the meaning set forth in Section 2 of the Notes.

         "Indenture" means the Indenture, dated as of February 29, 2000, between the Borrower and United States Trust Company of New York, as Trustee, together with any amendment, modifications, supplements or restatements thereof.

         "Interest Only Instrument(s)" shall, as to that particular Certificate, have the meaning ascribed to the term "Class S Certificate", "Class IS Certificate, "Class IIS Certificate" or a similar phrase describing an interest only security in the respective Sale Agreement arising from the Securitization pursuant to which such security is issued, which security represents the undivided interest of the Borrower in all or a portion of the interest payments due on certain loans securitized in that Securitization.

         "Loan Documents" means, collectively, the Purchase Agreement, the Notes, this Pledge Agreement, the Collateral Sharing Agreement, the Registration Rights Agreement and any other documents evidencing or relating to the Notes or the Collateral, the Additional Collateral or any such security which may now or hereafter be given as further security for or in connection with the Notes.

         "Majority Holders" means the registered holders of not less than fifty percent (50%) in aggregate principal amount of the Notes then outstanding (except to the extent that a beneficial owner is treated as a registered holder pursuant to Section 14.16 hereof).

         "Majority QIB Holders" means the registered holders of not less than fifty percent (50%) in aggregate principal amount of the Notes and Replacement QIB Notes, considered as a single class, then outstanding (except to the extent that beneficial owners are treated as registered holders pursuant to Section
14.16 hereof).

         "Noteholders" has the meaning specified in the introductory paragraph of this Pledge Agreement.

         "Notes" means the 12% Secured Convertible Senior Notes due 2006 issued by the Borrower pursuant to the Purchase Agreement and the terms of such 12% Secured Convertible Senior Notes due 2006, as such notes may be amended, supplemented or otherwise modified from time to time.

         "Outstanding" or "outstanding" has the meaning given to it in the Indenture.

         "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or governmental entity (or any department, agency or political subdivision thereof), or any other entity.

         "Pledge Agreement" shall have the meaning specified in the first paragraph hereof.

         "Pledged Shares" shall mean any and all shares of stock or other evidence of equity or ownership interest of the Borrower in The Money Centre, Inc. (either as record owner or beneficially), including but not limited to those shares set forth on Exhibit "D" attached hereto and by this reference incorporated herein, including any such interests which may be acquired after the date hereof and the certificates or stock representing all such items. This shall include all of the issued and outstanding shares of capital stock of The Money Centre, Inc. in existence until expiration of the Pledge Agreement.

         "Prior Loan Documents" means the Prior Notes, the Prior Pledge Agreements and the Prior Purchase Agreements.

         "Prior Notes" has the meaning specified in the sixteenth recital paragraph hereof.

         "Prior Pledge Agreements" has the meaning specified in the sixteenth recital paragraph hereof.

         "Prior Purchase Agreements" has the meaning specified in the fifteenth recital paragraph hereof.

         "Purchase Agreement" has the meaning specified in the eighteenth recital paragraph hereof.

         "Quarter" means any fiscal quarter ended on the last day of the months of February, May, August and November.

         "Registration Rights Agreement" shall have the meaning set forth in the Purchase Agreement.

         "Replacement QIB Notes" means those notes issued to those holders of Existing Subordinated Notes pursuant to the Exchange Agreement which holders are Qualified Institutional Buyers within the meaning of Rule 144A of the Securities Act.

         "Replacement Non-QIB Notes" means those notes issued to those holders of Existing Subordinated Notes pursuant to the Exchange Agreement which holders are not Qualified Institutional Buyers within the meaning of Rule 144A of the Securities Act.

         "Residual Interest Instrument(s)" shall, as to that particular Certificate, have the meaning ascribed to the term "Class R Certificate", "Residual Interest Instrument", "Residual Certificate", "Residual Instrument" or a similar phrase describing a certificated residual interest in the Sale Agreement arising from the Securitization pursuant to which such security is issued, which security represents the undivided residual interest of the holder, including in all or a portion of the interest and principal payments due on certain loans securitized in that Securitization.

Neither the Grantor Trust Right nor the Senior Trust Certificate are Residual Interest Instruments.

          "Sale Agreement" means the respective Pooling and Servicing Agreement, Sale and Servicing Agreement or similar agreement, together with related agreements, including trust agreements and indentures, which create and grant rights in Certificates and the Grantor Trust Right, entered into or otherwise issued in relation to a particular Securitization.

         "Securities Act" means the Securities Act of 1933, as now in effect and as hereafter amended from time to time.

         "Securitization" means the respective securitization as set forth on Exhibit "E" hereto and by this reference incorporated herein.

         "Senior Trust Certificate" means that certain 125 Home Loan Owner Trust 1998-1, Senior Trust Certificate.

         "Textron" shall have the meaning specified in the fourth recital paragraph hereof.

         "Textron Collateral" means those Certificates and all other rights presently pledged to Textron as described in Exhibit "F" attached hereto and by this reference incorporated herein.

         "Textron Documents" means that certain Credit Agreement dated as of October 27, 1997 by and between Textron, as agent, and the Borrower, that certain note as of the same date issued to the lenders under such Credit Agreement and all related documents, including that certain Security Agreement dated as of October 27, 1997, financing statements and transfer powers, all as amended, supplemented or otherwise modified.

         "UCC" means the Uniform Commercial Code as in effect in the State of Maryland; provided, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest in any Collateral to which this Pledge Agreement relates is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

         "Uncertificated Security" shall have the meaning given such term in
Section 8-102(a)(18) of the UCC.

                                   ARTICLE II
                        PLEDGE AND DELIVERY OF COLLATERAL
                            MANAGEMENT OF COLLATERAL

         2.1 Security. Subject to the rights of the holders of the Exchange Notes set forth in the Exchange Pledge Agreements as governed by the Collateral Sharing Agreement, as security for the payment (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness of the Borrower to the Noteholders, whether now or hereafter owing or existing, arising under or relating to this Pledge Agreement, the Notes and the other Loan Documents, and for the payment, performance and discharge of all other obligations or undertakings now or hereafter made for the benefit of the Noteholders under this Pledge Agreement, the Notes, the other Loan Documents or under any other agreement, promissory note or undertaking now existing or hereafter entered into by the Borrower with or to the Noteholders pursuant to the terms hereof, including any guaranty or surety obligations of the Borrower owed to the Noteholders arising under or relating to this Pledge Agreement, the Notes and the other Loan Documents, the Borrower hereby pledges, assigns, transfers and delivers to the Noteholders, and grants to the Noteholders (and which as to Collateral pledged pursuant to the Prior Pledge Agreements shall also constitute a confirmation, extension, renewal and affirmation of such liens), a continuing first priority lien and security interest (except as noted below or, in the case of Additional Collateral, as otherwise agreed by the Majority QIB Holders in accepting the same) in all of the Borrower's rights, title and interest in, to and under: (a) the Certificates representing the Collateral; (b) the Grantor Trust Right, subject to the Securitizations; (c) the Pledged Shares and Certificates; (d) any other property of the Borrower held by the Noteholders, the Replacement QIB Noteholders, the Replacement Non-QIB Noteholders or the Collateral Agent on behalf of the Noteholders arising under or relating to the Loan Documents, from time to time, or securing any other obligation of the Borrower to the Noteholders or any of their respective affiliates; (e) Additional Collateral; and (f) all proceeds, payments, income, products and profits derived from or related to the above-described property (all of the foregoing are collectively referred to herein as the "Collateral"). The agreements and related documents evidencing the Grantor Trust Right and the Certificates, as well as related documents comprising such Collateral are set forth on Exhibit "C" and Exhibit "D" attached hereto and by this reference incorporated herein. The Pledged Shares described in Exhibit "D" and the Residual Interest Instruments, Senior Trust Certificate and Interest Only Instruments described on Exhibit "C" and Exhibit "F" (attached hereto and by this reference incorporated herein) are Certificates, all of which are Collateral.

         The Collateral shall include all rights of the Borrower related to the Collateral, the Additional Collateral and any other Collateral pledged pursuant to the terms hereof, including the following:

         (a) Cash Proceeds. All rights to receive the payment of money in respect of the Collateral, including the Certificates and Grantor Trust Right.

         (b) Chattel Paper, Instruments, etc. All chattel paper, securities, uncertificated securities, instruments, non-negotiable instruments, negotiable instruments, investment property, general intangibles, documents (as those terms are defined in the UCC), Accounts and Certificates evidencing or with respect to any of the Collateral.

         (c) Deposit Accounts. All rights to payments under the Collateral, including payments due to the holders of Certificates and the Grantor Trust Right from the accounts of the trustee (or other Person) into which funds to be payable under Certificates and the Grantor Trust

Right are deposited or held under a Securitization, and all money, cash and cash equivalents of the Borrower, in each case arising from payments with respect to any of the Collateral, including the Certificates and the Grantor Trust Right or other Collateral.

         (d) Collateral. All collateral granted by third party obligors to, or held by, the Borrower with respect to the Collateral, including the Certificates and the Grantor Trust Right.

         (e) Books and Records. All books and records, including books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, disks, tapes, electronic data processing media and software used in connection with maintaining the Borrower's books and records), all files and correspondence and all receptacles and containers for the foregoing, all with respect to the Collateral, including Certificates and the Grantor Trust Right.

         (f) Cash. All cash and other property held under this Pledge Agreement.

         (g) Miscellaneous. All right, title, interest in, to and under the clean-up call provisions, including as contained in Section 9.01 of each of the Sale Agreement with respect to the subject Securitization, and all proceeds, payments and income derived from or relating thereto.

         (h) Proceeds and Products. All proceeds and products of the Collateral, to the extent not included in the foregoing, including;

                           (i) all distributions arising from and pursuant to
                  the designated trust agreements or other Securitization agreements (including Sales Agreements) with respect to the Collateral,

                           (ii) all other proceeds of insurance and guarantees,
                  if any, with respect to the Collateral provided by MBIA Insurance Corporation, the Federal Housing Administration or any other Person providing coverage for loss or diminution in value of the Collateral;

                           (iii) all other proceeds from the liquidation or
                  other recovery (if any) of loans relating to the Collateral;

                           (iv)     all "proceeds", as that term is defined in
                  Section 9-306 of the UCC;

                           (v) all cash, securities, dividends, increases,
                  distributions and profits received therefrom or in connection therewith, including distributions or payments in partial or complete liquidation or redemption, or as a result of reclassifications, readjustments, reorganizations or changes in the capital structure of the issuer thereof and any other property at any time and from time to time received, receivable or otherwise distributed or delivered to the Noteholders or the

                  Collateral Agent on behalf of the Noteholders, and all rights and privileges pertaining thereto;

                           (vi) all additional shares of stock of any issuer of
                  any Certificate from time to time acquired by the Borrower in any manner, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                           (vii) all securities hereafter delivered to the
                  Noteholders or the Collateral Agent in substitution for, or in addition to, any of the foregoing, all certificates representing or evidencing such securities, and all cash, securities, instruments, documents, dividends, increases, distributions and profits received therefrom, and any other property at any time and from time to time received by, receivable by or otherwise distributed or delivered to the Noteholders or the Collateral Agent in respect of or in exchange for any or all of the property described;

                           (viii) all subscriptions, warrants, options and any
                  other rights issued now or hereafter by the issuer of the Certificates or any other person whatsoever upon or in connection with the Certificates and any part of the Collateral; and

                           (ix) all products and proceeds of the foregoing and
                  all general intangibles and contract rights related thereto, including without limitation, all revenues, distributions, dividends, property, registration rights, contract rights and other rights and interests that Borrower is, or may hereafter become, entitled to receive on account of any collateral described above.

Borrower shall forthwith deliver to the Collateral Agent on behalf of the Noteholders all subscriptions, warrants, options and all such other rights, and upon delivery to the Collateral Agent, the Collateral Agent shall hold, on behalf of the Noteholders, such subscriptions, warrants, options and other rights as Collateral pledged to secure the obligations of Borrower, provided, however, that if the registered holders of not less than fifty percent (50%) in aggregate principal amount of the Exchange Notes and the Notes, considered as a single class, then outstanding, to whom such Collateral is pledged determine, in their sole discretion, that the value of any such subscriptions, warrants, options or other rights shall terminate, expire or be materially reduced in value by holding the same as Collateral, such Persons shall have the right (but not the obligation), in their sole discretion, to direct the Collateral Agent to sell or exercise the same; and if exercised, then the monies disbursed by the Collateral Agent in connection therewith shall become part of the Collateral and all of the stock, securities, evidences of indebtedness and other items so acquired shall become part of the Collateral;

         The Borrower will pay all filing, recording, search and other expenses reasonably incurred by the Collateral Agent and each Noteholder with respect to perfection of the Noteholders' security interest under this Pledge Agreement and the confirmation of the priority of the Noteholders' security interest in the Collateral.

         2.2      Delivery of Collateral.

         (a) Delivery of Collateral to the Collateral Agent on behalf of the Noteholders under this Pledge Agreement shall be made in the following manner:
(i) in the case of cash, including proceeds on the Collateral and cash which constitutes Additional Collateral, by wire transfer or other method acceptable to the Collateral Agent of immediately available funds; (ii) in the case of a Certificate (or similar property perfected by possession), by the physical delivery thereof evidencing such Collateral to the Collateral Agent or its designee, either, at the election of the Majority QIB Holders (A) registered in the name of a Noteholder as designated by the Majority QIB Holders (which shall be Value Partners, Ltd. unless otherwise consented to by the Majority Holders), and (B) in all other instances, in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank or such other documentation as may be necessary to effect transfer to the Noteholders, whereupon, at the election of the Majority QIB Holders, the Collateral Agent may take such steps as it deems necessary to effect the recordation or re-registration of such Collateral in the name designated by the Majority QIB Holders (which shall be in the name of Value Partners, Ltd. so long as it is a Replacement QIB Noteholder or Noteholder, unless otherwise consented to by Value Partners, Ltd. ); (iii) with respect to an Uncertificated Security by registration in the name designated by the Majority Holders, whenever possible, and in all other instances (other than an Uncertificated Security credited on the books of a Clearing Corporation), the Borrower shall cause the issuer of such Uncertificated Security to duly authorize and execute, and deliver to the Collateral Agent, an agreement for the benefit of the Noteholders substantially in the form of Exhibit "G" hereto (appropriately completed to the satisfaction of the Collateral Agent and with such modifications, if any, as shall be satisfactory to the Collateral Agent) pursuant to which such issuer agrees to comply with any and all instructions originated by the Collateral Agent or Majority Holders without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction (Exhibit "G" shall be executed as to the Grantor Trust Right, even if not an Uncertificated Security); (iv) with respect to a certificated security or Uncertificated Security (as those terms are defined in the UCC) credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the Borrower shall promptly notify the Collateral Agent thereof and shall promptly take all actions (x) required (i) to comply with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Noteholders under applicable law (including, in any event, under Sections 9-115 (4)(a) and (b), 9-115 (1)(e) and 8-106(d) of the UCC) and (y) as the Collateral Agent deems necessary or desirable to effect the foregoing; and (v) in the case of any other Collateral (such Collateral to be subject to the written approval of the Collateral Agent, which approval may be withheld in the sole discretion of the Collateral Agent), in such manner as the Collateral Agent shall agree to in writing. Except as otherwise provided herein or, in the case of Additional Collateral, as otherwise agreed by the Collateral Agent in accepting the same, all Collateral shall be delivered free and clear of all liens and security interests other than the lien and security interest created in favor of the Noteholders under this Pledge Agreement and as provided in the Exchange Pledge Agreements and the Collateral Sharing Agreement. Collateral delivered pursuant to the Prior Pledge Agreements shall be retained by Value Partners, Ltd. and transferred to the Collateral Agent at such time a the Collateral Agreement becomes effective. Current possession of the Collateral by the Noteholders shall be deemed uninterrupted.

         (b) In addition to the actions required to be taken pursuant to preceding Section 2.2(a), the Borrower shall take the following additional actions with respect to the Collateral:

                  (i) with respect to all Collateral of such Borrower whereby or with respect to which the Noteholders may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any other provision of the UCC as the same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of Maryland), the Borrower shall take all actions as may be requested from time to time by the Majority Holders so that "control" of such Collateral is obtained and at all times held by the Majority Holders; and

                  (ii) Borrower shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the respective Noteholder), to be filed in the relevant filing offices so that at all times the Noteholders have a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-115(4)(b) of the UCC).

         (c) Pursuant to the Collateral Sharing Agreement, the Collateral Agent is appointed agent of the Noteholders for the purpose of retaining physical possession of the Collateral which may be perfected by possession and as to all other actions permitted in the Collateral Sharing Agreement, including enforcement of rights and remedies of the Noteholders.

         2.3 Assignment. In the First, Second, Third, Fourth and Fifth Pledge Agreements, Value Partners, Ltd. was named as agent on behalf of the Noteholders. Because there is presently only one Noteholder (Value Partners, Ltd.) and because a Collateral Agent has been appointed for certain purposes, all rights granted to the Agent in the Prior Pledge Agreements are granted to the Noteholders. Certain of those rights and duties are assigned or assumed by the Collateral Agent, as set forth herein or in the Collateral Sharing Agreement. Rights granted the Collateral Agent herein are also deemed granted to the Noteholders.

         2.4      Notice, Registration and Consents.

         On or prior to the date a Certificate, the Grantor Trust Right or any other property becomes or is to become Collateral, the Borrower shall:

         (a) obtain all requisite consents necessary to provide to the Noteholders the rights granted in this Pledge Agreement, including the grant and perfection of the Noteholders of a security interest in such Collateral and, in the case of registered or certificated Collateral, to (at the sole discretion of the Majority QIB Holders) deliver the Certificates with duly endorsed powers in blank or deliver the Certificates or, in the discretion of the Majority QIB Holders, cause the registration thereof (on the books of the Securitization trustee, certificate transfer agent and registrar or similar Person) in the name of Value Partners, Ltd. (or such other person as consented to by Value Partners, Ltd. and if Value Partners, Ltd. is no longer a Noteholder or Replacement QIB Noteholder, in the name as designated by the Majority QIB Noteholders) on behalf of the Noteholders as provided in Section 2.2(a); and

         (b) provide all requisite notices necessary to provide to the Noteholders the rights granted in this Pledge Agreement, including the grant and perfection of the Noteholders' security interest in such Collateral, including the notice set forth in Exhibit "G" attached hereto and by this reference incorporated herein.

         Notices and consents shall include notices to and consents of the indenture trustee and the certificate transfer agent and registrar of any Securitization.

         2.5 Reserved.

         2.6 Shared Collateral and Textron Collateral.

         (a) Pursuant to the Collateral Sharing Agreement, (i) the lien granted the holders of the Replacement QIB Notes by the Borrower under the Exchange Pledge Agreement relating to such notes is pari passu with the lien in the Collateral granted the Noteholders; which pari passu lien shall constitute a first lien and security interest on all Collateral except the Pledged Shares and a subordinated lien on the Pledged Shares, subject only to the first lien thereon granted to the holders of the Replacement Non-QIB Notes in the Exchange Pledge Agreement relating to such notes, and (ii) the holders of the Replacement Non-QIB Notes are granted a first lien and security interest in the Pledged Shares, with any recovery of proceeds from such Pledged Shares not to exceed such sums as necessary to permit a pro-rata recovery of value equal to that of the Noteholders and the holders of the Replacement QIB Notes.

         (b) On the date Textron's security interest in the Textron Collateral is terminated in accordance with the terms of the Textron Documents, the Textron Collateral shall be deemed Collateral as if it were set forth in Section 2.1 and included on Exhibit "C". Other than the prompt delivery of such Textron Collateral (and delivery of appropriate endorsements in blank and all certificates and documents required by the Securitization trustee) to the Collateral Agent on behalf of the Noteholders for purposes of registration in the name of Value Partners, Ltd. (or the designee of the Majority Holders) on behalf of the Noteholders, the Borrower represents and warrants that no further action on the part of the Borrower is required to obtain an effective perfected pledge of the Textron Collateral. Commencing at such time the Noteholders shall have a first priority lien and security interest therein pursuant to this Pledge Agreement (subject to the pari passu lien of the holders of the Replacement QIB Notes) and the Borrower shall within ten (10) Business Days after the expiration of Textron's security interest deliver to the Collateral Agent and register in the name of Value Partners, Ltd. (including in compliance with Section 2.2) those items on Exhibit "F" hereto, together with any other such documents necessary to perfect the Noteholders' first priority lien and security interest therein and to grant control to the Noteholders under Article 8 with no further action necessary to obtain such a grant.

         2.7 Reserved.

         2.8 Held in Trust. Any sums collected or received and any property recovered or possessed by the Borrower in connection with the Collateral, which, under the terms of this Pledge Agreement, should have been delivered to the Collateral Agent or the Noteholders, shall be received and held by the Borrower in trust for and on the Noteholders' behalf, shall be segregated from the other assets and funds of the Borrower, and shall be delivered to or the Collateral Agent for the benefit of the Noteholders.

                                   ARTICLE III
                               FURTHER ASSURANCES

         Subject to the terms of the Textron Documents and the Collateral Sharing Agreement, the Borrower will, from time to time, at its expense, execute, deliver, file, register, and record (in such manner and form as the Majority Holders or Collateral Agent may require) any statement, assignment, stock powers, instrument, document, agreement, or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that the Majority Holders or Collateral Agent may from time to time determine to be necessary or desirable in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm, or validate the lien and first or other priority security interests granted the Noteholders, or to enable the Noteholders to obtain the full benefits of this Pledge Agreement (including control, as that term is used in Articles 8 and 9 of the UCC), and to enable the Noteholders to exercise and enforce any of its rights, powers, and remedies hereunder with respect to any of the Collateral.

         At the request of the Majority Holders or the Collateral Agent, the Borrower will use its reasonable best efforts to obtain the consent or acknowledgement of any Person that is necessary or desirable to effect the pledge hereunder of any right, title, claims, and benefits now owned or hereafter acquired by the Borrower.

         To the extent permitted by law, the Borrower hereby authorizes the Collateral Agent and each Noteholder to execute and file financing statements or continuation statements without the Borrower's signature appearing thereon. The Borrower agrees that a carbon, photographic, or other reproduction of this Pledge Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any financing or continuation statements concerning the Collateral. In the event that any re-recording or refiling thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such security interest, the Borrower, at its own cost and expense, shall cause the same to be re-recorded and/or refiled at the time and in the manner requested by the Collateral Agent or Majority Holders.

         The Borrower hereby authorizes the Noteholders and the Collateral Agent to file or refile any financing statements, continuation statements, and/or amended statements with respect to the security interests granted or to be granted pursuant to this Pledge Agreement which, at any time, may be required or appropriate, although the same may have been executed only by the Collateral Agent or the Noteholders, and to execute such statements on behalf of the Borrower.

         In addition, in the event and to the extent that any of the Collateral consists of or is represented by Certificates, including instruments or other evidences of ownership such as would require physical possession of the same in order to perfect the security interests therein, subject to the terms of the Collateral Sharing Agreement and the Textron Documents, the Borrower will promptly, at its expense, deliver the same to the Collateral Agent, with any necessary endorsements thereon. Upon the Majority Holders' request, subject to the terms of the Collateral Sharing Agreement and the Textron Documents, the Borrower shall promptly deliver any documents related to any of the Collateral and provide the Noteholders all information each may reasonably request concerning the Collateral. The Borrower will take all steps requested by the Collateral Agent or Majority Holders to perfect a security interest in the Additional Collateral, including delivery of physical possession, the granting of control, the execution and delivery of assignments and/or endorsements, the registration thereof in the name or names designated by the Majority QIB Holders, and the execution of financing statements. The Borrower hereby irrevocably designates each Noteholder and the Collateral Agent for the account of the Noteholders as agent and attorney-in-fact for the Borrower for the aforesaid purposes.

                                   ARTICLE IV
                                    COVENANTS

         4.1 No Liens. Subject to the terms of the Textron Documents, the Exchange Pledge Agreements and the Collateral Sharing Agreement, the Borrower shall not, without the prior written consent of the holders of the majority in aggregate principal amount of the Notes and the Exchange Notes, acting as a single class, at the time outstanding, in any manner, transfer, assign or further encumber or permit the encumbrance of the Borrower's interest in the Collateral. If the Collateral, or any part thereof, is sold or otherwise disposed of in violation of these provisions, the security interest of the Noteholders shall continue in such Collateral or any part thereof notwithstanding such sale or other disposition, and the Borrower will deliver any proceeds thereof to the Collateral Agent.

         4.2 Loan Documents. The Borrower shall at all times during the term of this Pledge Agreement comply with all of the affirmative covenants, negative covenants and other terms and provisions contained in the Loan Documents.

         4.3 Consents. On the date Collateral is pledged, the Borrower shall have obtained all consents of the respective issuer of any Collateral and of any third party necessary for an effective pledge thereof, including the consent of any Governmental Authority.

         4.4 Textron Collateral. Subject to the terms of the Exchange Pledge Agreement relating to the Replacement QIB Notes and the Collateral Sharing Agreement, the Borrower shall take all action which is necessary or advisable in order for the Noteholders to obtain, and the Noteholders shall receive, a first priority lien and security interest in the Textron Collateral not less than ten
(10) Business Days following the date the lien of Textron in the Textron Collateral terminates.

         4.5      Reserved.

         4.6 Taxes. All payments due the Noteholders under the Loan Documents shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for taxes, unless the Borrower is required by law to make such deductions. If (a) any Noteholder shall be subject to any tax with respect to any such payment (other than income or franchise taxes), or (b) the Borrower shall be required to withhold or deduct any tax on any such payment, then such Noteholder may claim compensation from the Borrower under
Section 4.7. Whenever taxes must be withheld by the Borrower with respect to any such payments, the Borrower shall promptly furnish to the Noteholders official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such taxes so withheld. If the Borrower fails to pay any such taxes when due or fails to remit to the Noteholders the required receipts evidencing payment of any such taxes so withheld or deducted, the Borrower shall indemnify the affected Noteholder for any incremental taxes and interest or penalties that may become payable by such Noteholder as a result of any such failure.

         4.7 Compensation Claims. Within fifteen (15) days after the receipt by the Borrower of a certificate from the a Noteholder setting forth why such Noteholder is claiming compensation under Section 4.6 and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to such Noteholder such additional amounts as such Noteholder sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of Section 4.6, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the applicable interest rate on the Notes which is then in effect. The reasonable determination of such Noteholder of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Noteholder may use any reasonable averaging and attribution methods.

         4.8 Other Information. The Borrower shall use its best efforts to, and cause the trustee or servicing agent for a Securitization to, enable each Noteholder's authorized officers and representatives, during normal business hours upon reasonable notice and at reasonable intervals, to examine documents, bank statements and other records and to make copies and notes therefrom for the purpose of ascertaining the financial condition of the Borrower and its subsidiaries and the condition of the Collateral, provided, however, that any such examination shall be at the Borrower's expense, including all reasonable and necessary travel expenses, but excluding salaries for the officers and representatives conducting such examination.

         4.9 Books and Records. The Borrower shall at all times keep its records concerning the Collateral at its chief executive office and principal place of business (which shall be one and the same) as set forth in this Pledge Agreement, or so long as the Borrower shall have taken all steps reasonably necessary to perfect the Noteholders' security interest in the Collateral with respect to such new address, at such other address as the Borrower may specify by notice actually received by the Collateral Agent and the Noteholders not less than (10) Business Days prior to such change of address.

         4.10 Insurance Policies. The Borrower grants to the Collateral Agent on behalf of the Noteholders full power and authority as its attorney-in-fact, effective upon notice to the Borrower after the occurrence and during the continuance of an Event of Default, to adjust and settle any insurance policy owned by the Borrower insuring against loss to the Collateral, to endorse any drafts thereon and to sign receipts for any payments thereunder. Any amounts that the Collateral Agent on behalf of the Noteholders receives under any such policy (including return of unearned premiums) insuring against loss to the Collateral shall be delivered to the Collateral Agent to be held as Collateral.

         4.11 Performance of Securitization Obligations. The Borrower shall perform all servicing and other obligations required to be performed by it under the Securitization agreements or any other agreement relating to the Collateral and the Textron Collateral.

         4.12 Protection of the Collateral. All Collateral shall be free and clear of any liens and restrictions on the transfer hereof, except as specifically permitted or granted herein. The Borrower shall defend the title to the Collateral against all claims and demands which could have an effect on the Noteholders' rights or privileges hereunder. Except as set forth in the Securitization documents, the Collateral Sharing Agreement, the Exchange Pledge Agreements and the Textron Documents, the Borrower shall keep the respective Collateral free and clear of all liens, claims, security interests, restrictions of transfer, charges, encumbrances, taxes and assessments, and shall pay all taxes, assessments and fees relating to the Collateral. The Borrower will exclude from contracts to which it becomes a party after the date hereof provisions that would prevent the Borrower from creating and maintaining in favor of the Noteholders a security interest in the Collateral as pledged hereby. The Borrower shall not modify, amend or waive any terms or conditions of the Collateral or the Textron Collateral (including the waiver of a default), or any rights or interest therein, without the prior written consent of the registered holders of not less than fifty percent (50%) in aggregate principal amount of the Exchange Notes and the Notes, considered as a single class, then outstanding that have a security interest in such Collateral. The Borrower will not sell, assign, transfer or otherwise dispose of any of the Collateral. The Borrower will not take any action or suffer to exist any conditions that could have an adverse effect on the Noteholders' rights (including, without limitation, the security interest in the Collateral) granted hereunder, subject to the Textron Documents.

         4.13 Applicable Law. The Borrower will not use any of the Collateral in violation of any applicable law.

         4.14 Reserved.

         4.15 Records. The Borrower shall allow each Noteholder to inspect all records of the Borrower relating to the Collateral or to the Notes, and to make and take away copies of such records.

         4.16 Notice of Change. The Borrower shall promptly notify the Noteholders of any change in any fact or circumstances warranted or represented by the Borrower in this Pledge

Agreement or in any other writing furnished by the Borrower to the Noteholders in connection with the Collateral or the obligations.

        4.17 Notice of Claims. The Borrower shall promptly notify the Noteholders of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest herein, and, at the request of the Majority Noteholders, appear in and defend, at the Borrower's expense, any such action or proceeding.

        4.18 Rule 144. The Borrower will cooperate fully with the Noteholders and the Collateral Agent with respect to any sale by the Collateral Agent of any of the Collateral, including full and complete compliance with all requirements of Rule 144 under the Securities Act and will give to the Collateral Agent all information and will do all things necessary, including the execution of all documents, forms, instruments, and other items, to comply with Rule 144 and any and all other rules, regulations or laws of the United States or the appropriate state necessary for the complete and unrestricted sale and/or transfer of the Collateral and will exercise its best efforts to have the issuer of such collateral, upon the request of the Collateral Agent, publicly disseminate all information required to satisfy Rule 144(c).

        4.19 Merger. The Borrower shall not vote for, or consent to, any amendment of the articles of incorporation or charter of any issuer of Collateral that might materially adversely affect the value of the Collateral or permit the issuer thereof to merge or consolidate with or into any other corporation, firm or entity.

        4.20 Dividends and Other Distributions. Unless and until an Event of Default shall have occurred and be continuing, all ordinary cash dividends shall be paid to the Borrower. The Collateral Agent on behalf of the Noteholders shall be entitled to receive directly, and to retain as part of the Collateral:

                  (i) all other or additional stock, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

                  (ii) all other or additional stock, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

                  (iii) all other or additional stock, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization; and

                  (iv) all other property (other than cash) paid or distributed by way of dividend or distribution in respect of the Collateral.

         All dividends, distributions or other payments which are received by the Borrower contrary to the provisions of this Section 4.20 or Section 5 shall be received in trust for the benefit of the Noteholders, shall be segregated from other property or funds of the Borrower and shall be forthwith paid over to the Noteholders as Collateral in the same form as so received (with any necessary endorsement).

         Except as expressly provided for in this Agreement, all payments received by the Collateral Agent with respect to the Collateral, shall, at the Collateral Agent's option, be deposited in a special interest bearing account at a bank (which may be, but need not be, a trust account or escrow account maintained at the Collateral Agent) to be designated by the Collateral Agent in the name of the Noteholders and the holders of the Replacement QIB Notes and the Replacement Non-QIB Notes, as applicable, styled "Collateral Account". Funds in said account are hereby assigned to the Collateral Agent on behalf of the Noteholders and shall be impressed with a lien to secure the Notes, and shall be applied by the Collateral Agent as provided for herein. Nothing herein shall restrict the right of the Collateral Agent to exercise rights regarding the distribution of proceeds as provided in Section 9-207 of the applicable UCC (or a similar provision).

                                    ARTICLE V
                                    REMEDIES

         5.1 Remedies. If an Event of Default shall have occurred and be continuing, then the Collateral Agent may, without limitation, to the fullest extent permitted by applicable law, but subject to the Collateral Sharing Agreement and the Textron Documents, exercise any or all of the following rights:

         (a) Proceed to exercise any rights or remedies the Noteholders may have hereunder or under the Notes or any other Loan Documents or otherwise;

         (b) Pursue, consecutively or cumulatively, any rights or remedies the Noteholders may have at law, equity or otherwise, including all rights and remedies available to secured parties under the applicable UCC provisions;

         (c) Cancel or otherwise terminate any additional obligations to fund without prior notice to the Borrower (and the Borrower will be liable to the Noteholders for any resulting loss, costs and expenses), and the Collateral Agent (or Noteholders) may: (i) set off any obligation to the Borrower hereunder or thereunder against any obligation of the Borrower to the Noteholders hereunder or thereunder; and (ii) realize upon property securing any obligation to Noteholders hereunder or thereunder;

         (d) Require the Borrower to, upon the Collateral Agent's request, assemble the Collateral and otherwise make it available to the Collateral Agent. The Collateral Agent may have a receiver appointed for all or any portion of the Borrower's assets or business which constitutes the Collateral in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral in accordance with the terms of the Loan Documents, to continue the operations of the Borrower and to collect all revenues and profits therefrom to be applied to the payment of the Notes, including the compensation and expenses of such receiver. Any Noteholder may offset and apply toward the payment of the Notes (and/or toward the curing of any Event of Default) any indebtedness from that Noteholder to the Borrower, including any indebtedness represented by deposits in any account maintained with any Noteholder, regardless of the adequacy of any security for the Notes. The Noteholders shall have no duty to determine the adequacy of any such security in connection with any such offset;

         (e) To the extent specified in written notice from the Collateral Agent to the Borrower take any of the following actions (for the sole benefit of the Noteholders but at the Borrower's expense):

             (i) To ask for, demand, take, collect, sue for and receive all payments in respect of any Collateral which the Borrower could otherwise ask for, demand, take, collect, sue for and receive for its own use;

             (ii) To extend the time of payment of any Collateral and to make any allowance or other adjustment with respect thereto;

             (iii) To settle, compromise, prosecute or defend any action or proceeding with respect to any Collateral and to enforce all rights and remedies thereunder which the Borrower could otherwise enforce;

             (iv) To enforce the payment of any Collateral, either in the name of the Borrower or in its own name, and to endorse the name of the Borrower on all checks, drafts, money orders and other instruments tendered to or received in payment of indebtedness to the Noteholders;

             (v) To notify the third party payor with respect to any Collateral of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Collateral Agent, provided, however, that whether or not the Collateral Agent shall have so notified such payor, the Borrower will at its expense render all reasonable assistance to the Collateral Agent in collecting such items and in enforcing claims thereon;

             (vi) To sell, transfer, assign or otherwise deal in or with any Collateral or the proceeds thereof, as fully as the Borrower otherwise could do;

             (vii) To receive all amounts payable in respect of the Collateral otherwise payable under Section 4.20 to the Borrower;

             (viii) To vote all or any part of the Collateral (whether or not transferred into the name of the Collateral Agent or the Noteholders) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Borrower hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney in fact of the Borrower, with full power of substitution to do so); and

             (ix) To transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees;

         (f) All or any part of the Collateral may be sold for cash or other value, and the proceeds thereof applied against any amounts owed to the Noteholders by the Borrower, in any number of lots at public or private sale in a commercially reasonable manner, without demand, advertisement or notice, provided, however, that the Collateral Agent shall give the Borrower 10 days' prior written notice by first class mail, postage prepaid, to the Borrower's address as set forth in Section 14.3 of the time and place and proposed terms of any public sale, or the time after which a private sale may be made, which notice each of the Borrower and the Collateral Agent agrees to be reasonable. At any sale or sales of Collateral, the Collateral Agent or the Noteholders or any of their officers acting on their behalf, or their assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the indebtedness owed to the Noteholders as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Borrower, except for the proceeds of such sale or sales pursuant to Article X. The Borrower acknowledges that any such sale will be made by the Collateral Agent or the Noteholders on an "as is" basis with disclaimers of all warranties, whether express or implied. The Borrower will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action, as the Collateral Agent or the Majority Holders shall reasonably request in connection with any such sale. The Collateral Agent and the Noteholders shall not be obligated to make such sale of Collateral regardless of whether such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Borrower. In lieu of selling the Collateral, the Noteholders may credit the current market value of the Collateral, as determined in a commercially reasonable manner, all free from any right of redemption, against any amounts owed by the Borrower to the Noteholders; provided, however, that the Borrower shall remain liable for any deficiency and shall pay interest on such deficiency as prescribed in the Notes (the Borrower agreeing that, to the extent that applicable law requires the giving of notice by the Collateral Agent to the Borrower of any such disposition, the minimum time required by such law (or if no minimum time is specified, one Business Day) shall constitute reasonable notice). Neither the Collateral Agent nor any Noteholder shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take action whatsoever with regard thereto;

         (g) If, at any time when the Collateral Agent shall determine to exercise its rights hereunder to sell all or a part of the securities included in the Collateral, the securities in question shall not be effectively registered under applicable law, the Collateral Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event the Collateral Agent may in its sole discretion; (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale; (b) restrict such sale to one or more purchaser each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities; and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under applicable law and may not be disposed of in violation of the provisions thereof. The Borrower agrees that such manner of disposition is commercially reasonable, that it will, upon the Collateral Agent's request, give any such purchaser access to such information regarding the issuer of the securities in question as the Collateral Agent may reasonably request and that the Collateral Agent shall not incur any responsibility for selling all or a part of the securities included in the Collateral at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under applicable law or until made in compliance with certain other rules or exemptions from the registration provisions under applicable law. The Borrower acknowledges that no adequate remedy at law exists for breach by it of this provision and that such breach would not be adequately compensable in damages and therefore agrees that this provision may be specifically enforced; and/or

         (h) Transfer or assign the Loan Documents to any Person without the prior written consent of the Borrower.

         5.2 Cost and Expenses on Default. If an Event of Default shall have occurred, the Collateral Agent and Noteholders shall be entitled to collect, in addition to principal, interest and delinquency charges hereunder, all costs of collection, including without limitation, reasonable attorneys' fees and disbursements, incurred in connection with the protection or realization of Collateral or in connection with any of such collection efforts, whether or not suit on the Notes or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Collateral and other Loan Documents and by all other collateral held by the Collateral Agent or Noteholders as security for the Borrower's obligations to the Noteholders.

         5.3 Marshaling. Neither the Collateral Agent nor any Noteholder shall be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Borrower or any guarantor, pledgor or any other Person with respect to the payment of the Notes or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefore or any direct or indirect guarantee thereof or insurance with respect thereto. Neither the Collateral Agent nor the Noteholders shall be required to marshal the Collateral or any guarantee of the Notes or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, the Borrower absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or the other Noteholders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Pledge Agreement, or otherwise. Without limiting the generality of the foregoing, the Borrower: (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Collateral Agent or the Noteholders in the Collateral; (b) waives all such laws; and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Collateral Agent or any Noteholder of any rights and remedies relating to the Collateral or the Notes, any legal or contractual requirement with which the Collateral Agent or any Noteholder may have in good faith failed to comply. In addition, the Borrower waives any right to prior notice (except to the extent expressly required by the other provisions of this Pledge Agreement) or judicial hearing in connection with foreclosure on or disposition of any Collateral, including any such right which the Borrower would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction. The Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder.

         5.4 Any action or decision to be made by the Noteholders hereunder or direction provided to the Collateral Agent hereunder may be by the Majority QIB Holders. All rights in this Section granted to the Collateral Agent are deemed are also granted to the Noteholders. So long as the Collateral Agent is authorized and capable of exercising such rights under the Collateral Sharing Agreement, it shall be permitted to do so.

                                   ARTICLE VI
                          CONTINUING SECURITY INTEREST

         The Borrower shall not assign or otherwise transfer this Pledge Agreement or any interest herein without the Majority Holders' prior written consent. This Pledge Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the final payment in full of all amounts payable under the Notes and the other Loan Documents; (b) bind the Borrower, its successors and permitted assigns; and (c) inure to the benefit of the Noteholders and their successors, transferees and assigns.

         Subject to the requirements of Sections 3.2 of the Purchase Agreement, upon transfer of Notes, each Noteholder may transfer its interest in the Loan Documents to any of its successors or assigns, by notice to the Borrower, and such other person or entity shall thereupon be vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise; provided that such successor or assign has agreed in a writing, which shall be delivered to the Borrower, to assume all of the obligations of the respective Noteholder under the Loan Documents.

                                   ARTICLE VII
                           REPRESENTATIONS, WARRANTIES
                      AND ADDITIONAL COVENANTS OF BORROWER

         7.1 Representations and Warranties. The Borrower represents and warrants to the Noteholders continuously throughout the term of the Notes, that:

         (a) The Collateral is owned by the Borrower free and clear of all liens, claims or encumbrances, except for those granted Noteholders herein (except as provided in the Collateral Sharing Agreement and the Exchange Pledge Agreements, and as to the Textron Collateral, the security interest of Textron, and as to the Certificates and the Grantor Trust Right, subject to the applicable Securitization). Except as disclosed in this Pledge Agreement, none of the Collateral is subject to any option to purchase or similar rights of any Person;

         (b) All Collateral (other than cash, the Grantor Trust Right or Additional Collateral consented to in writing) shall be evidenced by certificates or instruments, which certificates or instruments shall, pursuant to Section 2.2, be endorsed in blank or be registered in the name as designated by the Majority Holders (initially Value Partners, Ltd.) and delivered to the Collateral Agent with any related assignment forms, duly completed by the Borrower, required by the Securitization agreements (or as to the Textron Collateral, shall be subject to the Textron Documents until such registration and delivery as provided herein). The Borrower will, promptly upon the receipt thereof, deliver to the Collateral Agent any certificate or similar instrument representing any of such Collateral, together with appropriate, duly executed assignment forms, in accordance with the terms hereof. The Borrower will take all steps necessary to register the pledge to the Collateral Agent or Noteholders, as requested by the Majority Holders (or ownership if requested by the Majority Holders in writing) on the books of the issuer, purchaser, trustee or custodian, as the case may be, with respect to all Collateral that is not evidenced by certificates or other instruments in accordance with the terms hereof;

         (c) The Borrower has obtained any and all permits, licenses, approval and consents of any Governmental Authority and any third party as may be required to own, purchase, pledge, sell or otherwise dispose of the Collateral and to conduct or to transact its business or own, lease or operate its properties and is in material compliance with all applicable requirements of law;

         (d) Subject to the Exchange Pledge Agreements, the lien of Textron as provided in the Textron Documents, and the Collateral Sharing Agreement, the lien created by this Pledge Agreement constitutes a first priority perfected and enforceable security interest in the Collateral in favor of the Noteholders; on each occasion which the Borrower makes a Delivery of Collateral to the Collateral Agent, the Borrower will be the sole record and beneficial owner of that Collateral (until registration thereof as provided in Section 2.2) and will, subject to the terms of this Pledge Agreement, have the right to receive all payments (subject to the terms of any sales and servicing or pooling and servicing agreement, indenture or any similar agreement pursuant to which the Certificates were issued or to which the Grantor Trust Right or any other right or interest arose) on the Collateral, in each case free and clear of all liens and security interests other than the lien of this Pledge Agreement, and those liens set forth above in this paragraph;

         (e) Except for financing statements contemplated or permitted by this Pledge Agreement, the Exchange Pledge Agreements or the Collateral Sharing Agreement, there are no financing statements or other actions required under the UCC or similar law of any state or jurisdiction required in connection with the grants of security interests to the Noteholders set forth in this Pledge Agreement;

         (f) No representation or warranty made by or on behalf of Borrower contained in any Loan Document and no information (written or oral), certificate, financial statement or report furnished or to be furnished by or on behalf of the Borrower thereunder or in connection with the transactions contemplated thereby, contains or will contain an untrue statement of a material fact, or, omits or will omit to state any material fact (including without limitation, whether, to the best knowledge of Borrower, Borrower or any of its respective officers or directors (past or present) is (or during the last five (5) years has been) under civil or criminal investigation by a Governmental Authority or is under indictment by any Governmental Authority) necessary to make the statements herein or therein contained, in light of the circumstances in which made, not misleading;

         (g) The Borrower does not have any reason to believe that it will not be able to perform in all material respects all covenants and agreements to be performed by it under this Pledge Agreement and each of the other Loan Documents;

         (h) Each of the representations and warranties of the Borrower contained in the other Loan Documents is true and correct;

         (i) The right of Borrower to receive a residual cash payment pursuant to Section 4.05(b)(xvii) of the sale Agreement arising from the Mego Mortgage Home Loan Trust 1996-3 is non-certificated and is evidenced only by the Sale Agreement arising from that Securitization;

         (j) Any Residual Interest Instrument pledged as Collateral shall represent the right of the holder thereof to receive one hundred percent (100%) of the residual interest in the interest and principal payments due on the underlying loans securitized in that Securitization, except as follows: (a) Class R Certificate R-0001, 1996-3 represents the right to receive one hundred percent (100%) of the residual interests in Group 1 Loans, as that term is defined in the Sale Agreement for that Securitization; and (b) Residual Interest Instrument No. 1 1997-1 and Residual Certificate No. 1, 1997-2 each represent the right to receive ninety-nine percent (99%) of the residual interest in the respective Securitization;

         (k) Except as disclosed on Schedule I hereto, there is no circumstance presently in existence which prohibits the receipt of payment of obligations due pursuant to the terms of the Certificates and the Grantor Trust Right pledged as Collateral;

         (l) To the best of Borrower's knowledge, all of the Collateral has been duly and validly authorized, issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

         (m) Each Pledged Share is validly authorized, issued, is fully paid and non assessable and is subject to no option to purchase or similar rights;

         (n) The execution, delivery and consummation of this Pledge Agreement will not violate the charter or bylaws of the Borrower or the issuer of any Collateral or any law, regulation, mortgage, indenture, contract, instrument, judgment or decree applicable to or binding on the Borrower or the issuer of any Collateral;

         (o) The Pledged Shares constitute and shall at all times constitute one hundred percent of the issued and outstanding voting and nonvoting stock of The Money Centre;

         (p) The Borrower has held the Pledged Shares, free and clear of all liens, encumbrances and debt, and borne the full economic risk thereof since the time of acquisition thereof on August 31, 1999 and at no time during said period did the Borrower hold any short position in the Pledged Shares or option to sell such shares, and at no time during such period did any other party hold a short position in the Pledged Shares or an option to sell such shares;

         (q) Other than as provided in the Collateral Sharing Agreement and the Exchange Pledge Agreements, the pledge, collateral assignment to the Noteholders and delivery to and continuous possession by the Collateral Agent of the Collateral consisting of certificated securities pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in such securities and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the Borrower which would include the Collateral and the Noteholders are entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

         (r) "Control" (as defined in Section 8-106 of the UCC) has been obtained by the Noteholders over all Collateral consisting of securities with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC.

                                  ARTICLE VIII
                              THE AGENT MAY PERFORM

         The Borrower hereby appoints any officer, general partner or agent of the Collateral Agent and/or the Noteholders as the Borrower's true and lawful attorney-in-fact with full authority in the place and stead of the Borrower and in the name of the Collateral Agent or the Noteholders (as the case may be) or otherwise, from time to time in the Collateral Agent's or the Majority Holders' discretion, to take any action and to execute any agreements, documents and instruments which the Collateral Agent or the Majority Holders may deem necessary or advisable to accomplish the purpose of this Pledge Agreement. The powers conferred on the Collateral Agent or the Noteholders (as the case may be) hereunder are solely to protect the Noteholders' interest in the Collateral and shall not impose any duty upon the Collateral Agent or the Noteholders to exercise any such powers. All authorization and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                                   ARTICLE IX
                              CUSTODY OF COLLATERAL

         Except as provided by applicable law that cannot be waived, neither the Noteholders nor the Collateral Agent will have any duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession. Neither the Noteholders nor the Collateral Agent will be liable or responsible for any loss or damage to any

Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Collateral Agent or the Noteholders acting in good faith.

                                    ARTICLE X
                     APPLICATION OF COLLATERAL AND PROCEEDS

         Subject to the Collateral Sharing Agreement, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the order set forth in Section 5.3 of the Notes.

                                   ARTICLE XI
                           SECURITY INTEREST ABSOLUTE

         All rights of the Noteholders hereunder and the interest and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of:

                  (a) except as expressly provided in Section 14.9, any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating to the Loan Documents;

                  (b) any change in the time, manner or place of payment of, or in any other term of, the Loan Documents, or any renewal or extension of the Loan Documents or any other amendment or waiver of or any consent to any departure from this Pledge Agreement or any other agreement or instrument;

                  (c) any sale, exchange, release or nonperfection of any of the Collateral, or any release of any guarantor or any person liable in any manner for the collection of the Notes, or any amendment or waiver of or consent to or departure from any guaranty or the Loan Documents; or

                  (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of any of the Loan Documents.

                                   ARTICLE XII
                               REMEDIES CUMULATIVE

         Each right, power and remedy of the Collateral Agent and the Noteholders provided for in this Pledge Agreement or any other Loan Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent or the Noteholders of any one or more of the rights, powers or remedies provided for in this Pledge Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy shall operate as a waiver thereof.

Unless otherwise required by the Loan Documents, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar other circumstances or constitute waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without demand or notice. The obligations of the Borrower under the Loan Documents are with full recourse to the Borrower and the Borrower shall remain liable for any deficiency upon the exercise of remedies by Collateral Agent.

                                  ARTICLE XIII
                       REFERENCES IN PLEDGE AGREEMENT AND
                              CONFIRMATION OF LIENS

         13.1 References in Pledge Agreement. All references in this Pledge Agreement to the Notes, the Loan Documents and this Pledge Agreement shall henceforth include references to the Notes, the Loan Documents and this Pledge Agreement as such documents are amended, modified, extended, renewed, restated, reinstated and increased hereby, and as such documents may, from time to time, be further amended, modified, extended, renewed, restated, reinstated and/or increased.

         13.2 Confirmation of Liens. The Borrower hereby modifies, confirms, extends, renews and affirms to the Noteholders the security interests, liens and rights of any and all security for the Notes, including without limitation, the liens, security interests and rights set forth in the Prior Loan Documents and the Loan Documents, to secure repayment of the Notes. The Borrower confirms that the liens, security interests and rights of the Noteholders under the Prior Loan Documents and the Loan Documents are valid and subsisting liens, security interests and rights against the property described therein. The Borrower confirms that this modification shall in no manner affect or impair any of the liens, security interests or rights securing payment of the Notes and other obligations as set forth in the Prior Loan Documents and that none of those liens, security interests and rights shall in any manner be waived, the purpose of this instrument being in part to carry forward, renew and extend all those liens, security interests and rights. The Noteholders shall have the right to exercise all of their rights and remedies under the Loan Documents and under applicable law upon the occurrence of any Default or Event of Default under any of the Loan Documents and under any and all existing or future amendment, restatement or modification to any of the Loan Documents or the terms hereof. To the extent not provided in this Pledge Agreement, this Pledge Agreement, including Section 2.1, shall be deemed amended to include as an obligation, repayment of which is secured thereby, all future advances by the Noteholders to the Borrower whether under the Loan Documents, as they may be modified, amended, extended, restated, reinstated, renewed and/or increased from time to time, or under other separate documents, agreements or instruments. The parties do not intend this Pledge Agreement to constitute a novation of any Prior Pledge Agreement.

         13.3 Representations, Warranties, Covenants and Agreements of the Borrower.

         The Borrower further represents, warrants and covenants and agrees with the Noteholders as follows:

         (a) the information set forth in the recitals of this Pledge Agreement are true and correct in all respects and that such recitals shall be deemed a part of this Pledge Agreement for all purposes;

         (b) Except to the extent set forth in the Collateral Sharing Agreement and the Exchange Pledge Agreements, Borrower has not pledged, transferred, conveyed, or assigned any interest in the Collateral except to the Noteholders pursuant to the Loan Documents.

        13.4  Continued Effect.

         All terms, provisions and conditions of the Loan Documents (including all documents executed in connection herewith) shall be enforceable and binding in accordance with their respective terms.

        13.5  Waiver of Defaults.

         All defaults of the Collateral Agent on behalf of the Noteholders, if any, under the Prior Loan Documents are hereby waived.

                                   ARTICLE XIV
                                    RESERVED


                                   ARTICLE XV
                                  MISCELLANEOUS

         14.1 Successors and Assigns; No Third-Party Beneficiaries. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as expressly set forth herein and in the Collateral Sharing Agreement, this Pledge Agreement shall not confer any rights, obligations, remedies or liabilities upon any Person other than the parties hereto and their permitted successors and assigns.

         14.2 GOVERNING LAW. THE PARTIES HERETO ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT AND THE NOTES BEAR A REASONABLE RELATION TO THE STATE OF MARYLAND IN THAT, INTER ALIA, AN INTENDED PARTICIPANT IN THE NOTES HAS ITS PRINCIPAL PLACE OF BUSINESS IN THE STATE OF MARYLAND, PART OF THE NEGOTIATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY HAS OCCURRED IN THE STATE OF MARYLAND AND THE CLOSING WILL OCCUR IN SUCH STATE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         14.3 Notices. All notices, requests, demands, claims and other communications under this Pledge Agreement shall be in writing (unless otherwise specified herein) and shall be deemed duly given if (and then two (2) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to Borrower:
                  Altiva Financial Corporation
                  Sixth Floor
                  1000 Parkwood Circle
                  Atlanta, Georgia  30339
                  Attention:  Office of the Chief Executive Officer
                  Telephone:  (770) 952-6700
                  Facsimile:  (770) 937-7576

                  With a Copy to:
                  King & Spalding
                  191 Peachtree Street
                  48th Floor
                  Atlanta, Georgia 30303
                  Attention:  Walter Driver, Esq.
                  Telephone:  (404) 572-4600
                  Facsimile:  (404) 572-5149

                  If to the Initial Noteholder:
                  Value Partners, Ltd.
                  4514 Cole Avenue
                  Suite 808
                  Dallas, Texas 75205
                  Attention:  Timothy G. Ewing
                  Telephone:  (214) 522-2100
                  Facsimile:  (214) 522-2176

                  With a copy to:
                  Bergman, Stein & Bird, L.L.P.
                  4514 Travis Street
                  Suite 300
                  Dallas, Texas 75205
                  Attention:  Jack R. Bird
                  Telephone:  (214) 528-2444
                  Facsimile:  (214) 599-0602

                  And

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  12th Floor

                  Washington, DC 20005
                  Attention:  Gerard L. Hawkins
                  Telephone:  (202) 347-0300
                  Facsimile:  (202) 347-2172

                  If to the Collateral Agent:

                  Haynes & Boone, L.L.P.
                  201 Main Street, Suite 2200
                  Fort Worth, Texas 76102
                  Attention:  William Greenhill
                  Telephone: (817) 347-6602
                  Facsimile: (817) 347-6650

                  And

                  United States Trust Company of New York
                  2001 Ross Avenue
                  Suite 2700
                  Dallas, Texas 75201
                  Attention:  John C. Stohlmann
                  Telephone: (214) 754-1254
                  Facsimile: (214) 754-1303

         Any party may send any notice, request, demand, claim or other communications hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         14.4 Amendments; Waivers. Subject to the Collateral Sharing Agreement and except to the extent a different percentage is authorized, this Pledge Agreement may not be amended, modified or supplemented except in writing signed by each of the parties hereto (or the successors and assigns thereof) or the parties constituting the necessary percentage of Noteholders authorized to take such actions. Each party may, by written notice to the other, extend the time for or waive the performance of any of the obligations of such other hereunder. The waiver by any party hereto of a breach of this Pledge Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No delay, omission or act by a party shall be deemed a waiver of such party's rights, powers or remedies. No course of dealing between the parties hereto shall operate a waiver of any provision hereof.

         14.5     Payment of Expenses; Indemnity. The Borrower shall:

         (a) pay or reimburse the Noteholders and the Collateral Agent on demand for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of any amendment, modification or supplement to, or any waiver under, any Loan Document and any other document prepared in connection therewith, and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent and the Noteholders;

         (b) pay on demand all reasonable costs and expenses of the Noteholders and the Collateral Agent, including, without limitation, the reasonable fees and disbursements of counsel to the Noteholders and the Collateral Agent, in connection with the occurrence or continuance of an Event of Default and the enforcement, collection, protection or preservation (whether through negotiation, legal proceedings or otherwise) of this Pledge Agreement or any other Loan Document, the Collateral, and any obligation or any rights, remedy, power or privilege of the Noteholders and the Collateral Agent hereunder or thereunder;

         (c) pay and hold the Noteholders and Collateral Agent harmless from and against any and all present and future stamp, excise, recording or other similar taxes or fees payable in connection with the execution, delivery, recording and filing of any Loan Document and hold the Noteholders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes or fees; and

         (d) indemnify and hold harmless the Noteholders and Collateral Agent and their respective directors, officers, partners, employees and agents from and against, any and all liabilities, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements, including, without limitation, the reasonable fees and disbursement of counsel to the Noteholders and Collateral Agent and such other parties, incurred by any of them in connection with, arising out of or in any way relating to any investigation, claim, litigation or other proceeding, pending or threatened (whether or not any of them is designated a party thereto), in connection with, arising out of or in any way related to this Pledge Agreement or any other Loan Document or any of the transactions contemplated herein or therein or any use of the proceeds of the Notes by the Borrower; provided that the Noteholders and Collateral Agent shall not be entitled to any indemnification for any of the foregoing resulting from their gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         If, and to the extent that, the indemnity obligations of the Borrower hereunder may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contributions to the payment and satisfaction of each of such indemnity obligations which is permissible under applicable law.

         14.6 Limited Liability. No recourse under any Loan Document shall be had against, and no personal liability shall attach to, any officer, employee, director, partner, affiliate, shareholder or agent of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Loan Documents, it being expressly agreed and understood that each Loan Document is solely a corporate or limited liability entity obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, partner, affiliate, shareholder or agent for breaches by any party hereto of any obligation under any Loan Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Pledge Agreement.

         14.7 Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         14.8 Severability; Interpretation. Any term or provision of this Pledge Agreement that is invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity, legality or enforceability of the remaining terms and provisions hereof or the validity, legality or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         14.9 Usury. All agreements between Borrower and the Noteholders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Maturity Date, as that term is defined in the Notes, or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Noteholders exceed the maximum amount permissible under the laws of the State of Maryland (hereinafter the "Applicable Law"). If, from any circumstance whatsoever, interest would otherwise be payable to the Noteholders in excess of the maximum amount permissible under the Applicable Law, the interest payable to the Noteholders shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance the Noteholders shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal of the Notes and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal of the Notes, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Noteholders shall, to the extent permitted by the Applicable Law, be amortized, pro-rated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest on the Notes for such full period shall not exceed the maximum amount permissible under the Applicable Law. The Noteholders expressly disavow any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph as well as a similar paragraph as set forth in the Notes shall control all agreements between Borrower and the Noteholders.

         14.10 Time is of the Essence; No Waiver; Cumulative Remedies. Time and exactitude of each of the terms, obligations, covenants and conditions of this Pledge Agreement are hereby declared to be of the essence.

         14.11 Binding Effect. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Subject to Article VI, a Noteholder may assign its interest in this Pledge Agreement, and if assigned, the assignee shall be entitled, upon notifying the Borrower, to the payment and performance of the obligations arising under the Loan Documents and agreements of the Borrower hereunder and to all of the rights and remedies of such Noteholder hereunder, and the Borrower will assert no claims or defenses the Borrower may have against the Noteholders against the assignee. The gender and number used in this Pledge Agreement are used for reference term only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

         14.12 Multiple Counterparts. This Pledge Agreement may be executed in separate or multiple counterparts by the parties, and all of such counterparts shall be considered as one and the same instrument notwithstanding the fact that various counterparts are signed by only one or more of the parties, and all of such Pledge Agreements shall be deemed but one and the same Pledge Agreement.

         14.13 Headings. The captions and Section headings in this Pledge Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning or interpretation of any provision hereof.

         14.14 Secured Party. This Pledge Agreement shall constitute a security agreement, and the Noteholders shall have all of the rights in the Collateral of a secured party, including under Articles 8 and 9 of the UCC.

         14.15 Chief Executive Office; Records. The Chief Executive Office of the Borrower is located at the address specified in the introduction. The Borrower's state of incorporation is Delaware. The Borrower will not move its Chief Executive Office or change its state of incorporation except to such new location as such Borrower may establish in accordance with the last sentence in this Section 14.15. The Borrower shall not establish a new location for such office or change it state of incorporation until (i) it shall have given to the Noteholders and the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Noteholders and the Collateral Agent may reasonably request and (ii) with respect to such new location or state of incorporation, it shall have taken all action satisfactory to the Noteholders and the Collateral Agent to maintain the security interest of the Noteholders in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         14.16 Beneficial Owners. References herein to registered holders of Notes and Exchange Notes shall be deemed to include beneficial owners of Notes and Exchange Notes to the extent provided in the Notes and in the Indenture relating to the Exchange Notes, respectively.

         14.17 Unless and until the Exchange, as defined in the Exchange Agreement, has been consummated with respect to not less than 92% aggregate principal amount of Old Notes (as defined in the Exchange Agreement), (a) all rights granted the Collateral Agent, including the right to possess the Collateral and to enforce remedies, belong solely to the Noteholders and (b) all references to the holders of Exchange Notes shall be inapplicable and all rights granted such holders shall belong to the Noteholders.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

                        VALUE PARTNERS, LTD.

                        By:  EWING & PARTNERS,
                             General Partner


                        By: /s/ TIMOTHY G. EWING
                           ----------------------------------------
                           Name: Timothy G. Ewing
                           Title:   Managing Partner

                           Address:
                                   4514 Cole Avenue, Suite 808
                                   Dallas, Texas 75205


                       ALTIVA FINANCIAL CORPORATION

                        By: /s/ EDWARD B. MEYERCORD
                            ----------------------------------------
                           Name: Edward. B Meyercord
                           Title: Chief Executive Officer

                           Address:
                                   1000 Parkwood Circle, Sixth Floor
                                   Atlanta, Georgia 30339



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